Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Condor Hospitality Trust, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-180479, 333-138304, and 333-170756) on Form S-3 and (Nos. 333-212264, 333-134822 and 333-181680) on Form S-8 of Condor Hospitality Trust, Inc. (the Company) of our report dated March 1, 2016, with respect to the consolidated balance sheets of Condor Hospitality Trust, Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the related financial statement schedule, Schedule III – Real Estate and Accumulated Depreciation, which appears in the December 31, 2016 annual report on Form 10-K of Condor Hospitality Trust, Inc.  Our report refers to a change in the method of accounting for discontinued operations.

(signed) KPMG LLP

McLean, Virginia
March 1, 2017